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                                                                  EXHIBIT (5)(e)

[Letterhead of Pacific Life]                                          GUARANTEED
                                                            PROTECTION ADVANTAGE
                                                                   RIDER REQUEST
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Use this form to:
Add the optional Guaranteed Protection Advantage Rider to the contract. Complete sections 1, 2 and 4.
Terminate the Guaranteed Protection Advantage Rider from the contract. Complete sections 1, 3 and 4.

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1   GENERAL INFORMATION   Owner's Name     (First, Middle Initial, Last)    Daytime Telephone Number    Contract Number If known.
                                                                            (   )
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2   ADD THE GUARANTEED PROTECTION ADVANTAGE RIDER -- Check the box to add the rider to your contract. You must enroll, or be enrolled, in Portfolio Optimization to add the rider. See instructions for additional requirements and product availability.

    [_] Add the Guaranteed Protection Advantage Rider to my contract.

    Terms and Conditions: By adding this rider to my contract, I understand that:

    .  In order for the contract value to be increased to the guaranteed protection amount, the entire contract value must be invested for the entire term according to an asset allocation program established and maintained by Pacific Life for this rider. A term is defined as the ten (10) year period beginning on the effective date of the rider.

    .  The rider will terminate on the contract anniversary following the day any portion of the contract value is no longer invested according to an asset allocation program established and maintained by Pacific Life for this rider.

    .  On each contract anniversary, an annual charge of 0.10% of the contract value will be deducted from my contract for the prior contract year.

    .  If this request is received in good order by Pacific Life within sixty (60) days after the contract issue date or within thirty (30) days of a contract anniversary, the rider will be effective on that contract issue date or contract anniversary.
       If this request is not received within this time frame, the rider will be effective on the next contract anniversary.

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3   TERMINATE THE GUARANTEED PROTECTION ADVANTAGE RIDER Check the box to terminate the rider from your contract.

    [_]  Terminate the Guaranteed Protection Advantage Rider from my contract.

    Terms and Conditions: By terminating this rider from my contract, I understand that:

    .  If this request is received in good order by Pacific Life within thirty (30) days after a contract anniversary, the rider will terminate on that contract anniversary. If this request is received thirty-one (31) days or more after the last contract anniversary, the rider will terminate on the next contract anniversary.

    .  If the rider terminates for reasons other than for death or annuitization, the entire annual charge (0.10% of the contract value) for the contract year will be deducted from the contract value on the effective date of termination.

    .  All benefits of the rider will be forfeited upon termination, if such termination occurs prior to the end of the Term.

    .  All other provisions of my contract will remain in force.

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4   ACKNOWLEDGMENT AND SIGNATURE(S)

    I have received and read the applicable product prospectus describing the optional Guaranteed Protection Advantage Rider. I have read and understand the terms and conditions under section 2, if I have elected to add the optional Guaranteed Protection
    Advantage Rider to my contract. I have discussed this product with my registered representative, and believe the selection made meets my insurable needs and financial objectives.

    The following statement applies only if you have elected to terminate the Guaranteed Protection Advantage Rider:

    I have read and understand the terms and conditions under section 3, if I have elected to terminate the Guaranteed Protection
    Advantage Rider from my contract.

___________________________________   __/__/__          __________________________________    __/___/__
         Owner's Signature            mo day yr               Joint Owner's Signature         mo day yr


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[LOGO OF PACIFIC LIFE]                           GUARANTEED PROTECTION ADVANTAGE
                                                                   RIDER REQUEST
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            When to use this form:    Use this form to add or terminate the optional Guaranteed Protection Advantage Rider to or from your contract. You must enroll, or be enrolled, in Portfolio Optimization to add the rider to your contract.

            To complete this form:    Print clearly using dark ink. Provide requested information in full. An incomplete form may delay processing.

          Where to send this form:    By regular mail:                                 By overnight mail:
                                      Pacific Life Insurance Company                   Pacific Life Insurance Company
                                      P.O. Box 7187                                    1111 S. Arroyo Parkway, Suite 205
                                      Pasadena, CA 91109-7187                          Pasadena, CA 91105-3967

                 Additional forms:    The additional forms, if any, described below apply only if you are adding the optional
                                      Guaranteed Protection Advantage Rider to your contract.

                                      1.  If you are a new client enrolling in Portfolio Optimization, this form must be accompanied by a Pacific Life variable annuity application and a completed, signed and dated Portfolio
                                          Optimization Acknowledgment contained in the Investment Policy Statement.

                                      2.  If you are an existing client enrolling in Portfolio Optimization, this form must be accompanied by a completed, signed and dated Portfolio Optimization Acknowledgment contained in the Investment Policy Statement.

                                      3.  If you are an existing client currently enrolled in Portfolio Optimization, no additional forms are required.

Who to call for help or questions:    Contact your registered representative or Pacific Life customer service at (800) 722-2333.

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                                                           INSTRUCTIONS



1   General Information: Provide the owner's name, daytime telephone number and contract number, if known.

2   Add the Guaranteed Protection Advantage Rider: In connection with Portfolio Optimization, you may add the optional Guaranteed
    Protection Advantage Rider to your contract, subject to product availability and the minimum requirements set forth below. This rider is available only on Pacific Portfolios, Pacific Value, Pacific Innovations, Pacific Innovations Select, Pacific One,
    Pacific One Select, Pacific Odyssey and PSVA products, and subject to state availability. Refer to the product's prospectus for more information. Complete this section to add the rider to your contract. Review the terms and conditions before checking the box and signing the form.

    Minimum Requirements: To qualify to purchase the optional Guaranteed Protection Advantage Rider: a) you are enrolling, or be enrolled, in Portfolio Optimization; b) all annuitants must be age 80 or younger on the date of purchase; and c) the date of purchase must be at least ten (10) years prior to the selected annuity date.

3   Terminate the Guaranteed Protection Advantage Rider: Complete this section to terminate the rider from your contract. Review the terms and conditions before checking the box and signing the form.

4   Acknowledgment and Signature(s): The form must be signed and dated by the owner. In cases of joint ownership, both owners must sign.

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05/02                                                                                                                      2066-2A
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